First Quarter 2020 Financial Results and Highlights May 7, 2020

Forward-Looking Statements This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. These statements include, but are not limited to, express or implied forward-looking statements relating to our expectations regarding the impact of the COVID-19 pandemic on our business, our expectations regarding the success of our actions to contain the ransomware attack and to protect the integrity of our systems and data, the impact of the ransomware attack on our clients, business, reputation and financial results, opportunities in the marketplace, our cost structure, investment in and growth of our business, our realignment plans, the timing, cost and impact of the 2020 Fit for Growth Plan, our and our clients’ shift to digital solutions and services and our anticipated financial performance. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the ongoing assessment of the ransomware attack, legal, reputational and financial risks resulting from cyberattacks, including the ransomware attack, the effectiveness of business continuity plans following the ransomware attack and during the COVID-19 pandemic, the impact of the COVID-19 pandemic, changes in the regulatory environment, including with respect to immigration and taxes, and the other factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law. 2

Results Summary • $4.2B, increased 2.8% (3.5% CC1) Y/Y, including a $23M (~50bps) Y/Y headwind from REVENUE decision to exit certain content-related services GAAP Operating Margin of 13.7%, increased 60 bps Y/Y OPERATING MARGIN • • Adjusted Operating Margin1 15.1%, declined 90 bps Y/Y NET INCOME • GAAP net income of $367M, declined 17% Y/Y DILUTED EARNINGS • GAAP diluted EPS of $0.67, declined 13% Y/Y PER SHARE • Adjusted Diluted EPS1 of $0.96, increased 5% Y/Y • Free cash flow1 of $385M represented ~105% of GAAP net income FREE CASH FLOW • Repurchased 8.5M shares for $511M & CAPITAL RETURN • ~$1.9B remaining under current repurchase authorization 1 Constant currency revenue growth, Adjusted Operating Margin, Adjusted Diluted Earnings Per Share (“Adjusted Diluted EPS”) and free cash flow are not measurements of financial performance prepared in accordance with GAAP. See “About Non-GAAP Financial Measures” at the end of this earnings supplement for more information and reconciliations to the most directly comparable GAAP financial measures, as applicable 3

Our Response to COVID-19

"Our priorities remain the health and safety of our associates and the business continuity of our clients. We are committed to helping our clients as they navigate unprecedented business challenges as well as supporting the efforts of governments globally to contain the spread of the virus."

– Brian Humphries, Chief Executive Officer

Employees	Clients	Society	Financial
Increased communication, dedicated resources and support for safety, well-being and remote work	Providing critical services to a life sciences supplier fast-tracking the development of COVID-19 testing	Committed $10 million to global COVID-19 related causes, and shifted focus of local community grants to pandemic-related efforts	Eliminating non-essential costs, tightly managing hiring and employee costs, including rigorous bench management
Financial consideration for those most affected, and enhanced benefits for all, including relaxed sick leave policies for quarantine and isolation	Built a technology platform to support the U.S. Paycheck Protection Program on behalf of a banking client	Cognizant physicians volunteering on medical hotline for Indian citizens in addition +2,700 Cognizant medical professionals, including doctors, nurses and pharmacists supporting front-line healthcare workers	Enhancing financial flexibility with $1.74B drawdown of revolving credit facility
Heightened workplace safety measures, including on-site medical staff, social distancing measures and increasing cleaning practices in common and co-working spaces	Helping major hospitals and healthcare providers, including in New York City, protect staff and deliver quality care using digital technologies	Created an easy-to-use Coronavirus health monitoring app	Scenario planning to ensure appropriate response to demand environment

"I would like to personally thank you for your commitment, which have kept our technology services running whilst being under severe stress. Times like these give true meaning to the word "partnership."

– CTO, Financial Services client

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Cognizant

Revenue and GAAP & Adjusted Diluted EPS $ In Millions Except Per Share Amounts $4,284 $4,248 $4,225 $4,129 $4,141 $4,078 $4,110 $4,006 $3,912 $1.05 $1.05 $1.08 $1.07 $0.98 $0.94 $0.91 $0.94 $0.96 Q1 '18 Q2 '18 Q3 '18 Q4 '18 Q1 '19 Q2 '19 Q3 '19 Q4 '19 Q1 '20 Revenue Adjusted Diluted EPS Revenue Growth Q1 '18 Q2 '18 Q3 '18 Q4 '18 Q1 '19 Q2 ’19 Q3 ’19 Q4 ’19 Q1 ‘20 Y/Y 10.3% 9.2% 8.3% 7.9% 5.1% 3.4% 4.2% 3.8% 2.8% Y/Y CC 8.2% 8.2% 9.0% 8.8% 6.8% 4.7% 5.1% 4.2% 3.5% GAAP DILUTED EPS $0.88 $0.78 $0.82 $ 1.12 $0.77 $0.90 $0.90 $0.72 $0.67 ADJUSTED DILUTED EPS $0.94 $1.05 $1.05 $0.98 $0.91 $0.94 $ 1.08 $1.07 $0.96 5

Revenue Performance: Q1 2020

Segments

$ IN MILLIONS



COMMUNICATIONS, MEDIA & TECHNOLOGY[1]
+5.2% Y/Y
+6.3% Y/Y CC
$626
FINANCIAL SERVICES
+1.0% Y/Y
+1.8% Y/Y CC
$1,451
PRODUCTS & RESOURCES
+4.4% Y/Y
+5.3% Y/Y CC
$954
HEALTHCARE
+2.5% Y/Y
+2.7% Y/Y CC
$1,194

Geography

$ IN MILLIONS



REST OF WORLD
+3.2% Y/Y
+7.6% Y/Y CC
$261
EUROPE
+5.4% Y/Y
+7.6% Y/Y CC
$774
NORTH AMERICA
+2.1% Y/Y
+2.2% Y/Y CC
$3,190

[1] Our strategic decision in 2019 to exit certain content-related services negatively impacted Q1 2020 CMT revenue by approximately ($23) million representing a (~390bps) impact to year-over-year growth

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Cognizant

GAAP & Adjusted Operating Margin 19.2% 18.5% 17.7% 17.7% 18.3% 16.7% 16.8% 17.0% 17.3% 17.0% 16.0% 16.1% 15.7% 14.9% 14.6% 15.1% 13.1% 13.7% Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 GAAP Operating Margin Adjusted Operating Margin 7

Financial Services Revenue Q1 ‘20 Geography $ IN MILLIONS $ IN MILLIONS REST OF WORLD +0.8% Y/Y $1,492 +5.3% Y/Y CC $1,469 $1,473 $1,461 $1,464 $1,468 $1,451 $1,451 $128 $1,436 EUROPE +6.9% Y/Y +8.4% Y/Y CC $311 Q1 '18 Q2 '18 Q3 '18 Q4 '18 Q1 '19 Q2 '19 Q3 '19 Q4 '19 Q1 '20 $1,012 Revenue Growth NORTH AMERICA Q1 ‘18 Q2 ‘18 Q3 ‘18 Q4 ‘18 Q1 ‘19 Q2 ‘19 Q3 ‘19 Q4 ‘19 Q1 ‘20 (0.6%) Y/Y and CC Y/Y 6.2% 4.5% 2.6% 1.7% (1.7%) 0.3% 1.9% 1.2% 1.0% Y/Y CC 3.9% 3.5% 3.5% 2.8% 0.2% 1.7% 3.0% 1.5% 1.8% BANKING Revenue growth driven by the Samlink deal in Europe, partially offset by weakness in several large clients which impacted North America and UK performance INSURANCE Modest year-over-year revenue decline in-line with expectations impacted by weakness in North America 8

Healthcare Revenue Q1 ‘20 Geography $ IN MILLIONS $ IN MILLIONS REST OF WORLD $1,221 +6.3% Y/Y $1,202 $1,194 EUROPE +8.9% Y/Y CC $1,189 $1,175 $1,156 $1,165 +29.9% Y/Y $17 $1,121 $1,134 +31.5% Y/Y CC $139 Q1 '18 Q2 '18 Q3 '18 Q4 '18 Q1 '19 Q2 '19 Q3 '19 Q4 '19 Q1 '20 $1,038 Revenue Growth Q1 ‘18 Q2 ‘18 Q3 ‘18 Q4 ‘18 Q1 ‘19 Q2 ‘19 Q3 ‘19 Q4 ‘19 Q1 ‘20 NORTH AMERICA (0.4%) Y/Y and CC Y/Y 11.8% 10.1% 9.6% 6.8% 3.9% (1.9%) (1.2%) 1.6% 2.5% Y/Y CC 11.1% 9.8% 9.7% 7.0% 4.6% (1.5%) (0.9%) 1.8% 2.7% HEALTHCARE Year-over-year revenue decline moderated as 2019 headwinds continue to impact North America business LIFE SCIENCES Strong year-over-year revenue growth in Europe, supported by revenue from the Zenith acquisition and digital operations services and solutions 9

Products & Resources Revenue Q1 ‘20 Geography $ IN MILLIONS $ IN MILLIONS REST OF WORLD (1.6%) Y/Y $966 $963 $954 $914 $927 +2.7% Y/Y CC $863 $891 $821 $840 $63 EUROPE (3.3%) Y/Y $202 (0.6%) Y/Y CC Q1 '18 Q2 '18 Q3 '18 Q4 '18 Q1 '19 Q2 '19 Q3 '19 Q4 '19 Q1 '20 $689 Revenue Growth Q1 ‘18 Q2 ‘18 Q3 ‘18 Q4 ‘18 Q1 ‘19 Q2 ‘19 Q3 ‘19 Q4 ‘19 Q1 ‘20 NORTH AMERICA +7.5% Y/Y and CC Y/Y 11.4% 12.4% 11.5% 13.9% 11.3% 10.4% 11.9% 8.1% 4.4% Y/Y CC 8.2% 10.7% 12.3% 15.4% 13.8% 12.3% 13.4% 8.6% 5.3% Growth strongest in North America driven by client adoption and integration of digital technologies across retail and consumer goods, and PRODUCTS & RESOURCES manufacturing, logistics, energy and utilities; partially offset by softness globally in travel and hospitality 10

Communications, Media & Technology Revenue Q1 ‘20 Geography $ IN MILLIONS $ IN MILLIONS REST OF WORLD +15.2% Y/Y +20.3% Y/Y CC $632 $626 $585 $595 $607 $615 $541 $562 $509 $53 EUROPE (3.9%) Y/Y (0.8%) Y/Y CC $122 Q1 '18 Q2 '18 Q3 '18 Q4 '18 Q1 '19 Q2 '19 Q3 '19 Q4 '19 Q1 '20 $451 Revenue Growth NORTH AMERICA Q1 ‘18 Q2 ‘18 Q3 ‘18 Q4 ‘18 Q1 ‘19 Q2 ‘19 Q3 ‘19 Q4 ‘19 Q1 ‘20 +6.9% Y/Y and CC Y/Y 18.4% 15.8% 17.1% 18.4% 16.9% 12.2% 9.4% 8.0% 5.2% Y/Y CC 15.1% 14.5% 18.1% 20.1% 19.6% 14.1% 10.6% 9.0% 6.3% Content Impact1 ~(2.0%) ~(3.9%) CMT Overall strong North America performance across communications, media and technology, partially offset by the ramp down of certain content-related services 11 1 Content Impact represents year-over-year impact to revenue growth from strategic decision in 2019 to exit certain content-related services. In Q4 ’19 and Q1 ’20 the year-over-year dollar impact was ($11) and ($23) million, respectively.

Employee Metrics Headcount and Annualized Attrition NUMBER OF EMPLOYEES IN THOUSANDS 24% 22% 23% 22% 19% 23% 21% 20% 19% 288.2 289.9 274.2 268.9 281.6 285.8 292.5 291.7 261.4 Q1 '18 Q2 '18 Q3 '18 Q4 '18 Q1 '19 Q2 '19 Q3 '19 Q4 '19 Q1 '20 Headcount Quarterly Annualized Attrition Utilization 92% 93% 93% 92% 91% 92% 92% 92% 91% 83% 83% 83% 83% 83% 83% 84% 85% 83% Q1 '18 Q2 '18 Q3 '18 Q4 '18 Q1 '19 Q2 '19 Q3 '19 Q4 '19 Q1 '20 Offshore Excluding Trainees % Onsite % 12

Cash Flow, Balance Sheet & Capital Allocation $ IN MILLIONS $118 $116 $116 $116 $633 $121 $267 $110 $771 $111 $118 $1,054 $632 $163 $511 $477 $116 $259 $45 $316 $35 $239 $197 $146 $86 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Acquisitions Share Purchases Dividends Paid $ IN MILLIONS Q1 '18 Q2 '18 Q3 '18 Q4 '18 Q1 '19 Q2 '19 Q3 '19 Q4 '19 Q1 ’20 FREE CASH FLOW $292 $549 $768 $606 $163 $479 $620 $845 $385 CASH AND SHORT-TERM $4,989 $4,247 $4,763 $4,511 $3,668 $3,003 $3,077 $3,424 $4,282 INVESTMENTS1 1 Q1 ’18 to Q4 ’19 short-term investments included restricted time deposits in India. In Q1 ’20, the restricted time deposits in the amount of $393 million were reclassified to long-term investments. 13

Revenue & Operating Metrics REVENUE BY… Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 Q4 ‘19 Q1 ‘20 SERVICE LINE OUTSOURCING 42.0% 42.9% 42.3% 41.8% 41.4% 41.1% 40.4% 40.1% 39.7% CONSULTING & TECH SERVICES 58.0% 57.1% 57.7% 58.2% 58.6% 58.9% 59.6% 59.9% 60.3% CONTRACT TYPE FIXED BID 38.9% 36.2% 36.4% 36.6% 35.7% 35.7% 36.3% 37.3% 36.8% TIME & MATERIAL 52.6% 52.9% 52.6% 52.0% 52.4% 51.7% 51.8% 50.5% 50.9% TRANSACTION BASED 8.5% 10.9% 11.0% 11.4% 11.9% 12.5% 11.9% 12.2% 12.3% CUSTOMER CONCENTRATION TOP 5 9.0% 8.6% 8.7% 8.9% 8.8% 8.0% 7.9% 7.8% 8.0% TOP 10 15.9% 15.4% 15.5% 15.6% 15.7% 14.5% 14.4% 14.0% 14.1% 14

2020 Assumptions

REVENUE

- Expected to remain volatile and uncertain, with particular weakness in Q2 given additional impact from ransomware incident
- Travel & hospitality, retail, auto, energy, and media & entertainment (~20% of revenue) seeing heightened COVID-19 impact
- In addition to demand challenges, anticipate Q2 ransomware impact of $50-70M
- Momentum in Q1 contracts awarded and pipeline growth highlights strategy and client-centricity is resonating
- Expect secular trends of core modernization and cloud to accelerate post-crisis

MARGIN

- Demand uncertainty and increased costs from COVID-19 and ransomware incident will require additional cost actions, including reduced variable expenses and tight management of utilization
- Q2 flow through of ransomware impact of $50-70M
- Continued execution of 2020 Fit For Growth Plan to deliver ~$450M gross annualized savings in 2020
- Expect Adjusted Operating Margin below 16-17% in 2020

LIQUIDITY & CAPITAL DEPLOYMENT

- Strong balance sheet, including net cash[1] of $1.8B
- Flexibility to navigate near-term volatility while investing for the future
- Suspended share repurchase activity (~$1.9B remains under current authorization)
- Continue to evaluate M&A opportunities to support long-term strategy

[1] Net cash is not a measurement of financial performance prepared in accordance with GAAP. See "About Non-GAAP Financial Measures" at the end of this earnings supplement for more information and reconciliations to the most directly comparable GAAP financial measures.

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APPENDIX: About Non-GAAP Financial Measures

About Non-GAAP Financial Measures To supplement our financial results presented in accordance with GAAP, this earnings supplement includes references to the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: Adjusted Income From Operations, Adjusted Operating Margin, Adjusted Diluted EPS, free cash flow, net cash and constant currency revenue growth. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non- GAAP financial measures used by other companies. In addition, these non-GAAP financial measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of our non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated. Our non-GAAP financial measures, Adjusted Operating Margin, Adjusted Income From Operations and Adjusted Diluted EPS exclude unusual items. Additionally, Adjusted Diluted EPS excludes net non-operating foreign currency exchange gains or losses and the tax impact of all the applicable adjustments. The income tax impact of each item is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred. Free cash flow is defined as cash flows from operating activities net of purchases of property and equipment. Constant currency revenue growth is defined as revenues for a given period restated at the comparative period’s foreign currency exchange rates measured against the comparative period's reported revenues. Net cash is defined as cash and cash equivalents and short-term investments less short-term and long-term debt. We believe providing investors with an operating view consistent with how we manage the Company provides enhanced transparency into our operating results. For our internal management reporting and budgeting purposes, we use various GAAP and non-GAAP financial measures for financial and operational decision-making, to evaluate period-to-period comparisons, to determine portions of the compensation for our executive officers and for making comparisons of our operating results to those of our competitors. Therefore, it is our belief that the use of non-GAAP financial measures excluding certain costs provides a meaningful supplemental measure for investors to evaluate our financial performance. Accordingly, we believe that the presentation of our non-GAAP measures, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations. A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and may exclude costs that are recurring such as our net non- operating foreign currency exchange gains or losses. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from our non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures. 17

Reconciliations of Non-GAAP Financial Measures

(In millions, except per share amounts)

Three Months Ended:	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019	Dec 31, 2019	Mar 31, 2020
GAAP income from operations	$ 693	$ 670	$ 745	$ 693	$ 539	$ 619	$ 669	$ 626	$ 579
Realignment charges [a]	1	-	11	7	2	49	65	53	20
2020 Fit for Growth Plan restructuring charges [b]	-	-	-	-	-	-	-	48	35
COVID-19 Charges [c]	-	-	-	-	-	-	-	-	6
Incremental accrual related to the India Defined Contribution Obligation [d]	-	-	-	-	117	-	-	-	-
Initial funding of Cognizant U.S. Foundation [e]	-	100	-	-	-	-	-	-	-
Adjusted income from operations	$ 694	$ 770	$ 756	$ 700	$ 658	$ 668	$ 734	$ 727	$ 640
GAAP operating margin	17.7%	16.7%	18.3%	16.8%	13.1%	14.9%	15.7%	14.6%	13.7%
Realignment charges	-	-	0.2%	0.2%	-	1.2%	1.6%	1.3%	0.5%
2020 Fit for Growth Plan restructuring charges	-	-	-	-	-	-	-	1.1%	0.8%
COVID-19 Charges	-	-	-	-	-	-	-	-	0.1%
Incremental accrual related to the India Defined Contribution Obligation	-	-	-	-	2.9%	-	-	-	-
Initial funding of Cognizant U.S. Foundation	-	2.5%	-	-	-	-	-	-	-
Adjusted operating margin	17.7%	19.2%	18.5%	17.0%	16.0%	16.1%	17.3%	17.0%	15.1%
GAAP diluted earnings per share	$ 0.88	$ 0.78	$ 0.82	$ 1.12	$ 0.77	$ 0.90	$ 0.90	$ 0.72	$ 0.67
Effect of above adjustments, pre-tax	-	0.17	0.02	0.01	0.20	0.09	0.12	0.18	0.11
Effect of non-operating foreign currency exchange (gains) losses, pre-tax [f]	0.06	0.14	0.21	(0.14)	(0.01)	(0.03)	0.09	0.08	0.19
Tax effect of above adjustments [g]	-	(0.04)	0.01	(0.01)	(0.05)	(0.02)	(0.03)	(0.05)	(0.01)
Effect of the equity method investment impairment [h]	-	-	-	-	-	-	-	0.10	-
Effect of the India Tax Law [i]	-	-	-	-	-	-	-	0.04	-
Effect of net incremental income tax expense related to the Tax Reform Act [j]	-	-	(0.01)	-	-	-	-	-	-
Adjusted diluted earnings per share	$ 0.94	$ 1.05	$ 1.05	$ 0.98	$ 0.91	$ 0.94	$ 1.08	$ 1.07	$ 0.96

Please refer to page 19, 20 and 21 of this earnings supplement for corresponding Non-GAAP notes.

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Reconciliations of Non-GAAP Financial Measures Notes: (a) During the first quarter of 2020, we incurred realignment charges that include $6 million in employee retention costs and $14 million in professional fees. The total costs related to the realignment are reported in "Restructuring charges" in our unaudited consolidated statements of operations. (b) During the first quarter of 2020, we incurred restructuring charges as part of our 2020 Fit for Growth Plan that include $26 million in employee separation costs, $5 million in facility exit costs and $4 million in employee retention costs. These charges include $11 million of costs incurred related to our exit from certain content-related services. The total costs related to the 2020 Fit for Growth Plan are reported in "Restructuring charges" in our unaudited consolidated statements of operations. (c) During the first quarter of 2020, we incurred costs in response to the COVID-19 pandemic that include a one-time bonus to our employees at the designation of associate and below in both India and the Philippines and costs to enable our employees to work remotely and provide medical staff and extra cleaning services for our facilities. Substantially all of the costs related to the pandemic are reported in "Cost of revenues" in our unaudited consolidated statements of operations. (d) During the first quarter of 2019, a ruling of the Supreme Court of India interpreting certain statutory defined contribution obligations of employees and employers (the “India Defined Contribution Obligation”) altered historical understandings of such obligations, extending them to cover additional portions of the employee’s income. As a result, the ongoing contributions of our affected employees and the Company have increased. In the first quarter of 2019, we accrued $117 million with respect to prior periods, assuming retroactive application of the Supreme Court’s ruling. There is significant uncertainty as to how the liability should be calculated as it is impacted by multiple variables, including the period of assessment, the application with respect to certain current and former employees and whether interest and penalties may be assessed. Since the ruling, a variety of trade associations and industry groups have advocated to the Indian government, highlighting the harm to the information technology sector, other industries and job growth in India that would result from a retroactive application of the ruling. It is possible that the Indian government will review the matter and there is a substantial question as to whether the Indian government will apply the Supreme Court’s ruling on a retroactive basis. As such, the ultimate amount of our obligation may be materially different from the amount accrued. The incremental accrual related to the India Defined Contribution Obligation is reported in "Selling, general and administrative expenses" in our unaudited consolidated statement of operations. (e) During the second quarter of 2018, we provided $100 million of initial funding to Cognizant U.S. Foundation. This cost is reported in "Selling, general and administrative expenses" in our unaudited consolidated statement of operations. (f) Non-operating foreign currency exchange gains and losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, are reported in "Foreign currency exchange gains (losses), net" in our unaudited consolidated statements of operations. 19

Reconciliations of Non-GAAP Financial Measures

(g) Presented below are the tax impacts of each of our non-GAAP adjustments to pre-tax income:

	Three Months Ended								
	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019	Dec 31, 2019	Mar 31, 2020
Tax impacts of non-GAAP adjustments:									
Realignment charges	$ -	$ -	$ 3	$ 2	$ -	$ 13	$ 17	$ 13	$ 5
2020 Fit for Growth restructuring charges	-	-	-	-	-	-	-	13	9
COVID-19 Charges	-	-	-	-	-	-	-	-	2
Incremental accrual related to the India Defined Contribution Obligation	-	-	-	-	31	-	-	-	-
Cognizant U.S. Foundation funding	-	28	-	-	-	-	-	-	-
Foreign currency exchange gains and losses	(1)	(8)	(6)	3	1	-	(2)	-	(10)

The effective tax rate related to each of our non-GAAP adjustments varies depending on the jurisdictions in which such income and expenses are generated and the statutory rates applicable in those jurisdictions

(h) During the fourth quarter of 2019, we determined that the carrying value of one of our equity method investments exceeded its fair value and therefore recorded an impairment charge of $57 million within the caption "Income (loss) from equity method investments" in our consolidated statements of operations.

(i) During the fourth quarter of 2019, the Government of India enacted a new tax regime ("India Tax Law") effective retroactively to April 1, 2019 that enables domestic companies to elect to be taxed at a lower income tax rate of 25.17%, as compared to the current income tax rate of 34.94%. Once a company elects into the lower income tax rate, a company may not benefit from any tax holidays associated with Special Economic Zones and certain other tax incentives, including Minimum Alternative Tax credit carryforwards, and may not reverse its election. As a result of the enactment of the India Tax Law, we recorded a one-time net income tax expense of $21 million due to the revaluation to the lower income tax rate of our India net deferred income tax assets that are expected to reverse after we elect into the new tax regime.

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Reconciliations of Non-GAAP Financial Measures (j) During the third quarter of 2018, we finalized our calculation of the one-time net income tax expense related to the enactment of the Tax Cuts and Jobs Act (“Tax Reform Act”) and recognized a $5 million income tax benefit, which reduced our provision for income taxes. Reconciliation of free cash flow Three Months Ended Mar 31, Jun 30, Sep 30, Dec 31, Mar 31, Jun 30, Sep 30, Dec 30, Mar 31, (in millions) 2018 2018 2018 2018 2019 2019 2019 2019 2020 Net cash provided by operating activities $ 388 $ 640 $ 862 $ 702 $ 269 $ 575 $ 717 $ 938 $ 497 Purchases of property and equipment (96) (91) (94) (96) (106) (96) (97) (93) (112) Free cash flow $ 292 $ 549 $ 768 $ 606 $ 163 $ 479 $ 620 $ 845 $ 385 Reconciliation of net cash As of Dec 30, Mar 31, (in millions) 2019 2020 Cash and cash equivalents 2,645 3,886 Short-term investments (a) 779 396 Less: Short-term debt 38 38 Long-term debt 700 2,430 Net cash $ 2,686 $ 1,814 Note: (a) As of December 31, 2019, $414 million in restricted time deposits were classified as short-term investments. As of March 31, 2020, the restricted deposits in the amount of $393 million were reclassified to long-term investments and therefore are not included in net cash as of that date. The above tables serve to reconcile the Non-GAAP financial measures to the most directly comparable GAAP measures. 21